Assured Guaranty Ltd.
March 31, 2024
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) significant changes in inflation, interest rates, the world’s credit markets or segments thereof, credit spreads, foreign exchange rates or general economic conditions, including the possibility of a recession or stagflation; (2) geopolitical risk, including Russia’s invasion of Ukraine and risk of intentional or accidental escalation between The North Atlantic Treaty Organization (NATO) and Russia, conflict in the Middle East, confrontation over Iran’s nuclear program, United States (U.S.) – China strategic competition and pursuit of technological independence; (3) global terrorism risk with threats increasing from conflicts in the Middle East and Ukraine/Russia, and the polarized political environment of the 2024 U.S. presidential election; (4) the impacts of artificial intelligence, machine learning and other technological advances, including potentially increasing the risks of malicious cyber attacks, dissemination of misinformation, and disruption of markets; (5) the possibility of a U.S. government shutdown, payment defaults on the debt of the U.S. government or instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, and downgrades to their credit ratings; (6) public health crises, including pandemics and endemics, and the governmental and private actions taken in response to such events; (7) developments in the world’s financial and capital markets, including stresses in the financial condition of banking institutions in the U.S. and the possibility that increasing participation of unregulated financial institutions in these markets results in losses or lower valuations of assets, reduced liquidity and credit and/or contraction of these markets, that adversely affect repayment rates of insured obligors, Assured Guaranty’s insurance loss or recovery experience, or investments of Assured Guaranty; (8) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (9) the possibility that budget or pension shortfalls or other factors will result in credit losses or liquidity claims on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (10) insured losses, including losses with respect to related legal proceedings, in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the final resolution of Assured Guaranty’s Puerto Rico Electric Power Authority exposure or the amounts recovered on securities received in connection with the resolution of Puerto Rico exposures already resolved; (11) the impact of Assured Guaranty satisfying its obligations under insurance policies with respect to legacy insured Puerto Rico bonds; (12) increased competition, including from new entrants into the financial guaranty industry, nonpayment insurance and other forms of capital saving or risk syndication available to banks and insurers; (13) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to other negative or unanticipated consequences; (14) the impacts of Assured Guaranty’s transactions with Sound Point Capital Management, LP (Sound Point, LP) and certain of its investment management affiliates (together with Sound Point, LP, Sound Point) and/or Assured Healthcare Partners LLC (AHP) on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies, employees and the obligors it insures and on the asset management business contributed to Sound Point, LP and on the business of AHP and their relationships with their respective clients and employees; (15) the possibility that strategic transactions made by Assured Guaranty, including the consummation of the transactions with Sound Point and/or AHP, do not result in the benefits anticipated or subject Assured Guaranty to negative consequences; (16) the inability to control the business, management or policies of entities in which Assured Guaranty holds a minority interest; (17) the impact of market volatility on the fair value of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, contracts accounted for as derivatives, its committed capital securities, its consolidated investment vehicles and certain consolidated variable interest entities (VIEs); (18) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (19) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (20) changes in applicable accounting policies or practices; (21) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (22) difficulties with the execution of Assured Guaranty’s business strategy; (23) loss of key personnel; (24) the effects of mergers, acquisitions and divestitures; (25) natural or man-made catastrophes; (26) the impact of climate change on Assured Guaranty’s business and regulatory actions taken related to such risk; (27) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (SEC); (28) other risks and uncertainties that have not been identified at this time; and (29) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
GAAP (1) Highlights
Net income (loss) attributable to AGL	$109	$81
Net income (loss) attributable to AGL per diluted share	$1.89	$1.34
Weighted average shares outstanding
Basic shares outstanding	55.6	59.1
Diluted shares outstanding	57.1	60.4
Effective tax rate on net income	21.4%	19.1%
GAAP return on equity (ROE) (4)	7.7%	6.3%

Non-GAAP Highlights (2)
Adjusted operating income (loss)	$113	$68
Adjusted operating income (loss) per diluted share	$1.96	$1.12
Weighted average diluted shares outstanding	57.1	60.4
Effective tax rate on adjusted operating income (3)	20.9%	20.3%
Adjusted operating ROE (4)	7.6%	4.9%

Components of adjusted operating income (loss) (2)
Insurance segment	$149	$117
Asset Management segment	1	(1)
Corporate division	(37)	(44)
Other (6)	—	(4)
Adjusted operating income (loss)	$113	$68

Insurance Segment
Gross written premiums (GWP)	$61	$86
Present value of new business production (PVP) (2)	63	112
Gross par written	3,743	5,363

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$39	$4
Net income effect	30	3
Net income per diluted share	0.52	0.06

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(5), pre-tax	$39	$4
Adjusted operating income(5) effect	30	3
Adjusted operating income per diluted share (5)	0.52	0.06

1)    Accounting principles generally accepted in the United States of America (GAAP).
2)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
3)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
4)    Quarterly ROE calculations represent annualized returns. See page 6 for additional information on calculation.
5)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums and credit derivative revenues) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
6)    Represents the effect of consolidating financial guaranty variable interest entities (FG VIEs) and consolidated investment vehicles (CIVs) (FG VIE and CIV consolidation).

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	March 31, 2024		December 31, 2023
	Amount	Per Share	Amount	Per Share
Shareholders’ equity attributable to AGL	$5,629	$102.19	$5,713	$101.63
Adjusted operating shareholders’ equity (1)	5,932	107.69	5,990	106.54
Adjusted book value (1)	8,665	157.31	8,765	155.92
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity	3	0.06	5	0.07
Adjusted book value	(3)	(0.05)	—	—

Shares outstanding at the end of period	55.1		56.2

Exposure
Financial guaranty net debt service outstanding	$394,849		$397,636
Financial guaranty net par outstanding:
Investment grade	$242,951		$243,716
Below-investment-grade (BIG)	5,193		5,437
Total	$248,144		$249,153

Claims-paying resources (2)	$10,533		$10,665

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 16 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Revenues
Net earned premiums	$119	$81
Net investment income	84	81
Asset management fees	—	26
Net realized investment gains (losses)	8	(2)
Fair value gains (losses) on credit derivatives	10	15
Fair value gains (losses) on committed capital securities (CCS)	(10)	(16)
Fair value gains (losses) on FG VIEs	(3)	(5)
Fair value gains (losses) on CIVs	22	58
Foreign exchange gains (losses) on remeasurement	(12)	20
Fair value gains (losses) on trading securities	26	(2)
Other income (loss)	1	27
Total revenues	245	283
Expenses
Loss and loss adjustment expense (LAE) (benefit)	(1)	4
Interest expense	23	21
Amortization of deferred acquisition costs (DAC)	6	3
Employee compensation and benefit expenses	58	82
Other operating expenses	39	55
Total expenses	125	165
Income (loss) before income taxes and equity in earnings (losses) of investees	120	118
Equity in earnings (losses) of investees	24	2
Income (loss) before income taxes	144	120
Less: Provision (benefit) for income taxes	31	23
Net income (loss)	113	97
Less: Noncontrolling interests	4	16
Net income (loss) attributable to AGL	$109	$81

Earnings per share:
Basic	$1.94	$1.37
Diluted	$1.89	$1.34

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	March 31,	December 31,
	2024	2023
Assets
Investments:
Fixed-maturity securities available-for-sale, at fair value	$6,091	$6,307
Fixed-maturity securities, trading, at fair value	272	318
Short-term investments, at fair value	1,649	1,661
Other invested assets	875	829
Total investments	8,887	9,115
Cash	115	97
Premiums receivable, net of commissions payable	1,450	1,468
DAC	164	161
Salvage and subrogation recoverable	295	298
FG VIEs’ assets	167	328
Assets of CIVs	377	366
Other assets	713	706
Total assets	$12,168	$12,539

Liabilities
Unearned premium reserve	$3,612	$3,658
Loss and LAE reserve	307	376
Long-term debt	1,695	1,694
Credit derivative liabilities, at fair value	43	53
FG VIEs’ liabilities, at fair value	399	554
Other liabilities	430	439
Total liabilities	6,486	6,774

Shareholders’ equity
Common shares	1	1
Retained earnings	6,014	6,070
Accumulated other comprehensive income (loss)	(387)	(359)
Deferred equity compensation	1	1
Total shareholders’ equity attributable to AGL	5,629	5,713
Nonredeemable noncontrolling interests	53	52
Total shareholders’ equity	5,682	5,765
Total liabilities and shareholders’ equity	$12,168	$12,539

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended
	March 31,
	2024	2023

Net income (loss) attributable to AGL	$109	$81
Less pre-tax adjustments:
Realized gains (losses) on investments	8	(2)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	10	13
Fair value gains (losses) on CCS	(10)	(16)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(12)	20
Total pre-tax adjustments	(4)	15
Less tax effect on pre-tax adjustments	—	(2)
Adjusted operating income (loss)	$113	$68

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$—	$(4)

Components of adjusted operating income:
Segments:
Insurance	$149	117
Asset Management	1	(1)
Total segments	150	116
Corporate division	(37)	(44)
Other	—	(4)
Adjusted operating income (loss)	$113	$68

Per diluted share:
Net income (loss) attributable to AGL	$1.89	$1.34
Less pre-tax adjustments:
Realized gains (losses) on investments	0.14	(0.03)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.16	0.21
Fair value gains (losses) on CCS	(0.17)	(0.26)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.20)	0.32
Total pre-tax adjustments	(0.07)	0.24
Less tax effect on pre-tax adjustments	—	(0.02)
Adjusted operating income (loss)	$1.96	$1.12

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$—	$(0.06)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation	As of
	March 31,	December 31,	March 31,	December 31,
	2024	2023	2023	2022
Shareholders’ equity attributable to AGL	$5,629	$5,713	$5,220	$5,064
Adjusted operating shareholders’ equity	5,932	5,990	5,606	5,543
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders' equity	3	5	13	17

			Three Months Ended
			March 31,
			2024	2023
Net income (loss) attributable to AGL			$109	$81
Adjusted operating income (loss)			113	68

Average shareholders’ equity attributable to AGL			$5,671	$5,142
Average adjusted operating shareholders’ equity			5,961	5,575
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders’ equity			4	15

GAAP ROE (1)			7.7%	6.3%
Adjusted operating ROE (1)			7.6%	4.9%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2024	2023	2023	2022
Reconciliation of shareholders’ equity attributable to AGL to adjusted book value:
Shareholders’ equity attributable to AGL	$5,629	$5,713	$5,220	$5,064
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	44	34	(59)	(71)
Fair value gains (losses) on CCS	3	13	32	47
Unrealized gain (loss) on investment portfolio	(393)	(361)	(413)	(523)
Less taxes	43	37	54	68
Adjusted operating shareholders' equity	5,932	5,990	5,606	5,543
Pre-tax reconciling items:
Less: Deferred acquisition costs	164	161	151	147
Plus: Net present value of estimated net future revenue	191	199	196	157
Plus: Net deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed	3,393	3,436	3,436	3,428
Plus taxes	(687)	(699)	(609)	(602)
Adjusted book value	$8,665	$8,765	$8,478	$8,379

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders’ equity (net of tax (provision) benefit of $(1), $(1) $(4), and $(4))	$3	$5	$13	$17
Adjusted book value (net of tax (provision) benefit of $1, $0, $(3), and $(3))	$(3)	$—	$8	$11

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Income Components (1 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2024

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$120	$—	$—	$(1)	$—	$119
Net investment income	83	—	3	(2)	—	84
Asset management fees	—	—	—	—	—	—
Net realized investment gains (losses)	—	—	—	—	8	8
Fair value gains (losses) on credit derivatives (2)	2	—	—	—	8	10
Fair value gains (losses) on CCS	—	—	—	—	(10)	(10)
Fair value gains (losses) on FG VIEs	—	—	—	(3)	—	(3)
Fair value gains (losses) on CIVs	—	—	—	22	—	22
Foreign exchange gains (losses) on remeasurement	—	—	—	—	(12)	(12)
Fair value gains (losses) on trading securities	26	—	—	—	—	26
Other income (loss)	(2)	1	2	—	—	1
Total revenues	229	1	5	16	(6)	245

Expenses
Loss and LAE (benefit) (3)	4	—	—	(3)	(2)	(1)
Interest expense	—	—	25	(2)	—	23
Amortization of DAC	6	—	—	—	—	6
Employee compensation and benefit expenses	48	—	10	—	—	58
Other operating expenses	27	—	12	—	—	39
Total expenses	85	—	47	(5)	(2)	125
Equity in earnings (losses) of investees	40	1	—	(17)	—	24
Less: Provision (benefit) for income taxes	35	1	(5)	—	—	31
Less: Noncontrolling interests	—	—	—	4	—	4
Total	$149	$1	$(37)	$—	$(4)	$109

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (2 of 2)
(in millions)

Components of Income for the Three Months Ended March 31, 2023

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$82	$—	$—	$(1)	$—	$81
Net investment income	82	—	2	(3)	—	81
Asset management fees	—	37	—	(11)	—	26
Net realized investment gains (losses)	—	—	—	—	(2)	(2)
Fair value gains (losses) on credit derivatives (2)	2	—	—	—	13	15
Fair value gains (losses) on CCS	—	—	—	—	(16)	(16)
Fair value gains (losses) on FG VIEs	—	—	—	(5)	—	(5)
Fair value gains (losses) on CIVs	—	—	—	58	—	58
Foreign exchange gains (losses) on remeasurement	1	—	—	(1)	20	20
Fair value gains (losses) on trading securities	(2)	—	—	—	—	(2)
Other income (loss)	25	4	—	(2)	—	27
Total revenues	190	41	2	35	15	283

Expenses
Loss and LAE (benefit) (3)	9	—	—	(5)	—	4
Interest expense	—	—	23	(2)	—	21
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	39	34	9	—	—	82
Other operating expenses	28	8	16	3	—	55
Total expenses	79	42	48	(4)	—	165
Equity in earnings (losses) of investees	30	—	—	(28)	—	2
Less: Provision (benefit) for income taxes	24	—	(2)	(1)	2	23
Less: Noncontrolling interests	—	—	—	16	—	16
Total	$117	$(1)	$(44)	$(4)	$13	$81

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of March 31, 2024
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(3)(6)	$2,418	$(14)	3.53%	3.15%	$2,331	$85
U.S. government and agencies	60	—	2.21	1.80	55	1
Corporate securities	2,307	(6)	3.09	2.60	2,101	71
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (2)(3)	490	(22)	5.04	4.03	402	25
Commercial mortgage-backed securities	202	—	3.79	3.03	196	8
Asset-backed securities (ABS)
Collateralized loan obligation (CLOs)	442	—	7.64	6.04	439	34
Other ABS (3)	535	(25)	3.96	3.18	483	21
Non-U.S. government securities	99	—	1.12	1.10	84	1
Total fixed maturity securities, available-for-sale	6,553	(67)	3.76	3.17	6,091	246
Short-term investments	1,649	—	5.07	4.08	1,649	84
Cash (4)	115	—	—	—	115	—
Total	$8,317	$(67)	4.02%	3.36%	$7,855	$330

Fixed maturity securities, trading (6)					$272

Ratings (5):	Fair Value	% of Portfolio
U.S. government and agencies	$55	0.9%
AAA/Aaa	845	13.9
AA/Aa	2,292	37.6
A/A	1,589	26.1
BBB	729	12.0
BIG	503	8.2
Not rated	78	1.3
Total fixed maturity securities, available-for-sale	$6,091	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		3.1

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes fair value of $134 million in subprime RMBS, of which 91% were rated BIG.
3)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
4)    Cash is not included in the yield calculation.
5)    Ratings are the lower of the Moody’s Ratings or S&P Global Ratings Services classifications except for purchased securities that the Company has insured, and for which it had expected losses to be paid (Loss Mitigation Securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities total $840 million in par with carrying value of $560 million and are primarily included in the BIG category.
6)    Represents contingent value instruments (CVI) received in connection with the 2022 Puerto Rico Resolutions (see page 29). These securities are not rated.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (1 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of March 31, 2024

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,071	$20	$—	$6,091
Fixed-maturity securities, trading	272	—	—	272
Total fixed-maturity securities	6,343	20	—	6,363
Short-term investments	1,370	278	1	1,649
Cash	66	9	40	115
Total short-term investments and cash	1,436	287	41	1,764
Other invested assets
Equity method investments:
Sound Point	—	417	—	417
Funds:
CLOs	317	—	(233)	84
Healthcare	137	—	—	137
Asset-based/specialty finance	175	—	(80)	95
Middle market direct lending	8	—	—	8
Other	123	—	—	123
Total funds	760	—	(313)	447
Other	—	4	—	4
Total equity method investments	760	421	(313)	868
Other	4	3	—	7
Other invested assets	764	424	(313)	875
Total investment portfolio and cash(4)	$8,543	$731	$(272)	$9,002
CIVs
Assets of CIVs	$—	$—	$377	$377
Liabilities of CIVs	—	—	(3)	(3)
Nonredeemable noncontrolling interests	—	—	(53)	(53)
Total CIVs	$—	$—	$321	$321

1)    Includes the Company’s U.S., Bermuda, U.K. and French insurance subsidiaries and AG Asset Strategies LLC (separate company, excluding the effect of consolidating CIVs).
2)    Includes the Company’s holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc.
3)    Includes the Company’s non insurance subsidiaries, non-U.S. holding companies and CIVs and related intercompany eliminations.
4)    The alternative investments had an inception-to-date annualized internal rate of return (IRR) of 13.3% and the quarter-to-date return of 4.4%. For funds, the returns represent IRR based on mark-to-market gains (losses). The inception-to-date IRRs are annualized; the quarterly and year-to-date returns are not annualized.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP (2 of 2)
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2023

	Insurance Related Subsidiaries (1)	Holding Companies (2)	Other (3)	AGL Consolidated

Fixed-maturity securities, available-for-sale	$6,286	$21	$—	$6,307
Fixed-maturity securities, trading	318	—	—	318
Total fixed-maturity securities	6,604	21	—	6,625
Short-term investments	1,328	332	1	1,661
Cash	52	7	38	97
Total short-term investments and cash	1,380	339	39	1,758
Other invested assets
Equity method investments:
Sound Point	—	429	—	429
Funds:
CLOs	302	—	(223)	79
Healthcare	102	—	—	102
Asset-based/specialty finance	166	—	(82)	84
Middle market direct lending	5	—	—	5
Other	117	—	—	117
Total funds	692	—	(305)	387
Other	—	7	—	7
Total equity method investments	692	436	(305)	823
Other	3	3	—	6
Other invested assets	695	439	(305)	829
Total investment portfolio and cash(4)	$8,679	$799	$(266)	$9,212
CIVs
Assets of CIVs	$—	$—	$366	$366
Liabilities of CIVs	—	—	(4)	(4)
Nonredeemable noncontrolling interests	—	—	(52)	(52)
Total CIVs	$—	$—	$310	$310

1)    Includes the Company’s U.S., Bermuda, U.K. and French insurance subsidiaries and AG Asset Strategies LLC (separate company, excluding the effect of consolidating CIVs).
2)    Includes the Company’s holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc.
3)    Includes the Company’s non insurance subsidiaries, non-U.S. holding companies and CIVs and related intercompany eliminations.
4)    The alternative investments had an inception-to-date annualized IRR of 12.8%, the year-to-date return of 13.8% and the quarter-to-date return of 3.4%.

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis

	Three Months Ended March 31, 2024
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$83	$—	$3	$(2)	$84

Fair value gains (losses) on trading securities	$26	$—	$—	$—	$26

Equity in earnings (losses) of investees
Sound Point	$—	$4	$—	$—	$4
Funds:
CLOs	20	—	—	(15)	5
Healthcare	4	—	—	—	4
Asset-based/specialty finance	4	—	—	(2)	2
Middle market direct lending	3	—	—	—	3
Other	9	—	—	—	9
Total funds (1)	40	—	—	(17)	23
Other	—	(3)	—	—	(3)
Equity in earnings (losses) of investees	$40	$1	$—	$(17)	$24

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$22	$22
Noncontrolling interests	—	—	—	(4)	(4)
Total CIVs	$—	$—	$—	$18	$18

	Three Months Ended March 31, 2023
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$82	$—	$2	$(3)	$81

Fair value gains (losses) on trading securities	$(2)	$—	$—	$—	(2)

Equity in earnings (losses) of investees
CLOs	$19	$—	$—	$(19)	$—
Healthcare	8	—	—	(8)	—
Asset-based	1	—	—	(1)	—
Other	2	—	—	—	2
Equity in earnings (losses) of investees	$30	$—	$—	$(28)	$2

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$58	$58
Noncontrolling interests	—	—	—	(16)	(16)
Total CIVs	$—	$—	$—	$42	$42

1)    Relates to funds managed by Sound Point and AHP, and certain other managers, as well as, prior to July 1, 2023, AssuredIM. Investments in funds are reported on a one-quarter lag.

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended
	March 31,
	2024	2023
Segment revenues
Net earned premiums and credit derivative revenues	$122	$84
Net investment income	83	82
Fair value gains (losses) on trading securities	26	(2)
Foreign exchange gains (losses) on remeasurement and other income (loss)	(2)	26
Total segment revenues	229	190

Segment expenses
Loss expense (benefit)	4	9
Amortization of DAC	6	3
Employee compensation and benefit expenses	48	39
Other operating expenses	27	28
Total segment expenses	85	79
Equity in earnings (losses) of investees	40	30
Segment adjusted operating income (loss) before income taxes	184	141
Less: Provision (benefit) for income taxes	35	24
Segment adjusted operating income (loss)	$149	$117

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2024
	AGM	AGC	AG Re(6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders’ surplus	$2,665	$1,638	$732	$(228)	$4,807
Contingency reserve	892	420	—	—	1,312
Qualified statutory capital	3,557	2,058	732	(228)	6,119
Unearned premium reserve and net deferred ceding commission income(1)	2,036	349	586	(62)	2,909
Loss and LAE reserves (1)(7)	—	10	129	—	139
Total policyholders' surplus and reserves	5,593	2,417	1,447	(290)	9,167
Present value of installment premium	488	236	242	—	966
CCS	200	200	—	—	400
Total claims-paying resources	$6,281	$2,853	$1,689	$(290)	$10,533

Statutory net exposure (1)(3)	$160,856	$29,041	$61,136	$(894)	$250,139
Net debt service outstanding (1)(3)	$258,785	$47,077	$92,856	$(1,740)	$396,978

Ratios:
Net exposure to qualified statutory capital	45:1	14:1	84:1		41:1
Capital ratio (4)	73:1	23:1	127:1		65:1
Financial resources ratio (5)	41:1	17:1	55:1		38:1
Statutory net exposure to claims-paying resources	26:1	10:1	36:1		24:1

1)    The numbers shown for Assured Guaranty Municipal Corp. (AGM) have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and Assured Guaranty Corp. (AGC), and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $3,268 million of specialty business.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AG Re on a U.S. statutory-basis, except for contingency reserves.
7)    Loss and LAE reserves exclude adjustments to claims-paying resources for AGM because the balance was in a net recoverable position of $32 million.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP

	Three Months Ended					Three Months Ended
	March 31, 2024					March 31, 2023
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$44	$2	$13	$2	$61	$22	$36	$28	$—	$86
Less: Installment GWP and other GAAP adjustments (1)	12	2	12	2	28	8	33	28	—	69
Upfront GWP	32	—	1	—	33	14	3	—	—	17
Plus: Installment premiums and other(2)	11	1	14	4	30	8	27	27	33	95
Total PVP	$43	$1	$15	$4	$63	$22	$30	$27	$33	$112

Gross par written	$2,909	$—	$480	$354	$3,743	$2,907	$360	$582	$1,514	$5,363

(1)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. First quarter 2023 also includes the present value of future premiums and fees associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended March 31,
	2024	2023
Sector:
U.S. public finance
General obligation	$1,162	$1,410
Transportation	642	36
Tax backed	571	103
Municipal utilities	418	765
Healthcare	116	388
Higher education	—	205
Total U.S. public finance	2,909	2,907
Non-U.S. public finance:
Sovereign and sub-sovereign	—	253
Regulated utilities	—	107
Total non-U.S. public finance	—	360
Total public finance	2,909	3,267

U.S. structured finance:
Insurance securitizations	250	500
Subscription finance facilities	151	32
Pooled corporate obligations	43	—
Structured credit	—	50
Other structured finance	36	—
Total U.S. structured finance	480	582
Non-U.S. structured finance:
Subscription finance facilities	354	95
Other structured finance	—	1,419
Total non-U.S. structured finance	354	1,514
Total structured finance	834	2,096

Total gross par written	$3,743	$5,363

Please refer to the Glossary for a description of sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-23	2Q-23	3Q-23	4Q-23	1Q-24
PVP:
Public finance - U.S.	$22	$77	$30	$83	$43
Public finance - non-U.S.	30	6	2	45	1
Structured finance - U.S.	27	3	12	26	15
Structured finance - non-U.S.	33	5	2	1	4
Total PVP (1)	$112	$91	$46	$155	$63

Reconciliation of GWP to PVP:

Total GWP	$86	$95	$40	$136	$61
Less: Installment GWP and other GAAP adjustments	69	58	17	103	28
Upfront GWP	17	37	23	33	33
Plus: Installment premiums and other(2)	95	54	23	122	30
Total PVP	$112	$91	$46	$155	$63

Gross par written:
Public finance - U.S.	2,907	$7,747	$5,098	$6,712	$2,909
Public finance - non-U.S.	360	249	61	874	—
Structured finance - U.S.	582	252	267	785	480
Structured finance - non-U.S. (1)	1,514	726	522	304	354
Total	$5,363	$8,974	$5,948	$8,675	$3,743

1)    PVP and gross par written include the present value (PV) of future premiums and total exposure, respectively, associated with other guaranties written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. First quarter 2023 also includes the present value of future premiums and fees associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2024 (as of March 31)		$394,849
2024 2Q	$4,132	390,717	$71	$7	$1	$2
2024 3Q	6,746	383,971	71	7	1	2
2024 4Q	5,074	378,897	70	7	1	2
2025	21,960	356,937	266	27	3	8
2026	20,899	336,038	249	25	2	8
2027	18,835	317,203	234	24	2	8
2028	19,405	297,798	222	22	2	7

2024-2028	97,051	297,798	1,183	119	12	37
2029-2033	90,914	206,884	913	91	11	29
2034-2038	70,730	136,154	603	63	9	23
2039-2043	50,560	85,594	378	42	—	14
After 2043	85,594	—	520	54	—	8
Total	$394,849		$3,597	$369	$32	$111

Reconciliation of Net Deferred Premium Revenue to Net Unearned Premium Reserve(4)

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,597	$31
Specialty	7	—
Net deferred premium revenue	3,604	31
Contra-paid	(22)	(3)
Net unearned premium reserve	$3,582	$28

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2024. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See also page 23, for ‘‘Net Expected Loss to be Expensed.’’
3)     Represents expected future premiums on insured credit derivatives.
4)    Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).

Assured Guaranty Ltd.
Roll Forward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Roll Forward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended March 31, 2024

	Net Expected Loss to be Paid (Recovered) as of December 31, 2023	Net Economic Loss Development (Benefit) During 1Q-24	Net (Paid) Recovered Losses During 1Q-24	Net Expected Loss to be Paid (Recovered) as of March 31, 2024
Public Finance:
U.S. public finance	$398	$(3)	$(17)	$378
Non-U.S public finance	20	—	—	20
Public Finance	418	(3)	(17)	398

Structured Finance:
U.S. RMBS	43	(3)	(42)	(2)
Other structured finance	44	(1)	(6)	37
Structured Finance	87	(4)	(48)	35
Total	$505	$(7)	$(65)	$433

1)    Includes net expected loss to be paid (recovered), economic loss development (benefit) and (paid) recovered losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of March 31, 2024
(dollars in millions)

		Three Months Ended March 31, 2024
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$3,119	$(2)	$(2)	$1
Non-U.S public finance	1,105	—	—	—
Public finance	4,224	(2)	(2)	1
Structured finance:
U.S. RMBS	878	2	2	2
Other structured finance	91	(1)	1	1
Structured finance	969	1	3	3
Total	$5,193	$(1)	$1	$4

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of March 31, 2024
(dollars in millions)

GAAP

2024 (as of March 31)
2024 2Q	$4
2024 3Q	3
2024 4Q	3
2025	12
2026	15
2027	16
2028	14
2024-2028	67
2029-2033	67
2034-2038	47
2039-2043	11
After 2043	11
Total expected present value of net expected loss to be expensed(2)	203
Future accretion	(18)
Total expected future loss and LAE	$185

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 4.14% to 5.33% for U.S. dollar denominated obligations.
2)     Excludes $24 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding by Asset Type

	As of March 31, 2024	As of December 31, 2023
U.S. public finance:
General obligation	$74,884	$74,609
Tax backed	32,866	33,060
Municipal utilities	28,657	29,300
Transportation	22,393	22,052
Healthcare	12,532	12,604
Infrastructure finance	8,737	8,796
Higher education	7,225	7,250
Housing revenue	1,152	1,152
Investor-owned utilities	328	329
Renewable energy	167	167
Other public finance	954	970
Total U.S. public finance	189,895	190,289
Non-U.S public finance:
Regulated utilities	20,427	20,545
Infrastructure finance	15,028	15,430
Sovereign and sub-sovereign	9,658	9,869
Renewable energy	2,005	2,030
Pooled infrastructure	1,119	1,133
Total non-U.S. public finance	48,237	49,007
Total public finance	238,132	239,296

U.S. structured finance:
Insurance securitizations	4,557	4,379
RMBS	1,684	1,774
Pooled corporate obligations	565	631
Financial products	469	464
Consumer receivables	287	314
Subscription finance facilities	225	178
Other structured finance	856	892
Total U.S. structured finance	8,643	8,632
Non-U.S. structured finance:
Subscription finance facilities	612	444
Pooled corporate obligations	412	425
RMBS	242	252
Other structured finance	103	104
Total non-U.S. structured finance	1,369	1,225
Total structured finance	10,012	9,857

Total net par outstanding	$248,144	$249,153

Please refer to the Glossary for an explanation of the presentation of net par outstanding and various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of March 31, 2024
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$27	—%	$2,058	4.3%	$762	8.8%	$454	33.2%	$3,301	1.3%
AA	17,872	9.5	3,336	6.9	5,591	64.7	84	6.1	26,883	10.8
A	103,551	54.5	12,740	26.4	816	9.5	738	53.9	117,845	47.5
BBB	65,326	34.4	28,998	60.1	505	5.8	93	6.8	94,922	38.3
BIG	3,119	1.6	1,105	2.3	969	11.2	—	—	5,193	2.1
Net Par Outstanding (1)	$189,895	100.0%	$48,237	100.0%	$8,643	100.0%	$1,369	100.0%	$248,144	100.0%

1)    As of March 31, 2024, the Company excluded $1.2 billion of net par outstanding attributable to Loss Mitigation Securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of March 31, 2024
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$36,291	14.6%
Texas	23,268	9.4
New York	17,489	7.0
Pennsylvania	16,964	6.8
Illinois	12,873	5.2
Florida	8,916	3.6
New Jersey	8,805	3.5
Michigan	5,660	2.3
Louisiana	4,699	1.9
Georgia	3,381	1.4
Other	51,549	20.8
Total U.S. public finance	189,895	76.5
U.S. structured finance (multiple states)	8,643	3.5
Total U.S.	198,538	80.0

Non-U.S.:
United Kingdom	38,883	15.7
Canada	1,648	0.7
Spain	1,608	0.6
France	1,544	0.6
Australia	1,455	0.6
Other	4,468	1.8
Total non-U.S.	49,606	20.0

Total net par outstanding	$248,144	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Business
(dollars in millions)

	As of March 31, 2024		As of December 31, 2023
	Gross Exposure (2)	Net Exposure (2)	Gross Exposure (2)	Net Exposure (2)
Insurance securitizations (1)	$1,398	$1,067	$1,370	$1,043
Aircraft residual value insurance	355	200	355	200
Other guaranties	2,001	2,001	2,057	2,057

1)    Insurance securitizations exposure is projected to reach $1.5 billion gross in 2025 and $1.2 billion net in 2026.
2)    All exposures are rated investment-grade, except gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance as of both March 31, 2024 and December 31, 2023.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

	Public Finance		Structured Finance
	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2024 (as of March 31)		$238,132						$10,012
2024 2Q	$1,467	236,665	$9	$62	$2	$30	$103	9,909
2024 3Q	3,947	232,718	6	63	(4)	101	166	9,743
2024 4Q	2,084	230,634	7	64	(7)	328	392	9,351
2025	10,956	219,678	119	224	31	540	914	8,437
2026	10,515	209,163	222	199	39	362	822	7,615
2027	8,999	200,164	255	192	(9)	310	748	6,867
2028	10,005	190,159	199	163	53	331	746	6,121

2024-2028	47,973	190,159	817	967	105	2,002	3,891	6,121
2029-2033	50,897	139,262	116	356	280	2,814	3,566	2,555
2034-2038	43,892	95,370	44	354	68	739	1,205	1,350
2039-2043	32,560	62,810	—	—	16	762	778	572
After 2043	62,810	—	—	7	—	565	572	—
Total	$238,132		$977	$1,684	$469	$6,882	$10,012

Net par outstanding (end of period)

	1Q-23	2Q-23	3Q-23	4Q-23	1Q-24
Public finance - U.S.	$180,837	$186,323	$185,973	$190,289	$189,895
Public finance - non-U.S.	45,909	47,658	45,748	49,007	48,237
Structured finance - U.S.	8,660	8,827	8,975	8,632	8,643
Structured finance - non-U.S.	977	1,205	1,137	1,225	1,369
Net par outstanding	$236,383	$244,013	$241,833	$249,153	$248,144

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Puerto Rico Profile (1 of 2)
As of March 31, 2024
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$976	$961	$1,270	$1,252

Exposure to Puerto Rico by Company

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Defaulted Puerto Rico Exposures
Puerto Rico Electric Power Authority (PREPA)	$377	$67	$180	$—	$624	$633
Total Defaulted	377	67	180	—	624	633
Resolved Puerto Rico Exposures (2)
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)	12	130	74	(12)	204	204
PRHTA (Highway revenue)	21	2	1	—	24	24
Total Resolved	33	132	75	(12)	228	228
Non-Defaulting Puerto Rico Exposures(3)
Puerto Rico Municipal Finance Agency (MFA)	84	6	18	—	108	114
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR)	—	1	—	—	1	1
Total Non-Defaulting	84	7	18	—	109	115
Total exposure to Puerto Rico	$494	$206	$273	$(12)	$961	$976

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    In 2022, the Company resolved its exposure to insured Puerto Rico credits experiencing payment default other than PREPA (2022 Puerto Rico Resolutions). In connection with the resolution of PRHTA exposures, the Company received cash, new bonds backed by toll revenues (Toll Bonds) and CVIs. In January 2024, $144 million of the remaining PRHTA net par was paid down. All of the Toll Bonds received from the PRHTA under the 2022 Puerto Rico Resolutions for the insured PRHTA bonds have been sold or redeemed; therefore, the remaining amounts owed for such insured PRHTA bonds are payable in full by the Company’s insurance subsidiaries under their financial guaranty policies and are no longer dependent on the credit of the PRHTA.
3)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

Assured Guaranty Ltd.
Puerto Rico Profile (2 of 2)
As of March 31, 2024
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2024 (2Q)	2024 (3Q)	2024 (4Q)	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034 - 2038	2039 - 2041	Total
Defaulted Puerto Rico Exposures
PREPA	$—	$93	$—	$68	$105	$105	$68	$39	$44	$75	$14	$4	$9	$—	$624
Total Defaulted	—	93	—	68	105	105	68	39	44	75	14	4	9	—	624
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue)	—	—	—	—	—	—	—	—	—	—	—	—	107	97	204
PRHTA (Highway revenue)	—	—	—	—	—	—	—	—	—	—	5	3	16	—	24
Total Resolved	—	—	—	—	—	—	—	—	—	—	5	3	123	97	228
Non-Defaulting Puerto Rico Exposures
MFA	—	16	—	16	35	15	13	7	6	—	—	—	—	—	108
PRASA and U of PR	—	1	—	—	—	—	—	—	—	—	—	—	—	—	1
Total Non-Defaulting	—	17	—	16	35	15	13	7	6	—	—	—	—	—	109

Total	$—	$110	$—	$84	$140	$120	$81	$46	$50	$75	$19	$7	$132	$97	$961

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2024 (2Q)	2024 (3Q)	2024 (4Q)	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034 - 2038	2039 - 2041	Total
Defaulted Puerto Rico Exposures
PREPA	$3	$105	$3	$92	$126	$122	$80	$47	$51	$81	$15	$5	$9	$—	$739
Total Defaulted	3	105	3	92	126	122	80	47	51	81	15	5	9	—	739
Resolved Puerto Rico Exposures
PRHTA (Transportation revenue)	—	5	—	11	11	11	11	11	11	10	11	10	143	106	351
PRHTA (Highway revenue)	—	1	—	1	1	1	1	2	1	1	6	5	18	—	38
Total Resolved	—	6	—	12	12	12	12	13	12	11	17	15	161	106	389
Non-Defaulting Puerto Rico Exposures
MFA	—	19	—	20	39	17	14	8	6	—	—	—	—	—	123
PRASA and U of PR	—	1	—	—	—	—	—	—	—	—	—	—	—	—	1
Total Non-Defaulting	—	20	—	20	39	17	14	8	6	—	—	—	—	—	124

Total	$3	$131	$3	$124	$177	$151	$106	$68	$69	$92	$32	$20	$170	$106	$1,252

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2024
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$695	71.1%	41.2%	49.2%
AA	98	10.0	36.7	36.7
A	156	16.0	55.6	52.2
BBB	28	2.9	41.8	45.8
Total exposures	$977	100.0%	43.1%	48.3%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions
Asset class:
Trust preferred
Banks and insurance	$223	22.8%	42.6%	66.1%	7
U.S. mortgage and real estate investment trusts	78	8.0	47.3	64.0	3
CLOs	676	69.2	42.7	40.7	8
Total exposures	$977	100.0%	43.1%	48.3%	18

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	March 31,	December 31,
	2024	2023
U.S. public finance:
Healthcare	$1,079	$1,079
Municipal utilities	914	914
Tax backed	357	503
General obligation	284	286
Transportation	106	109
Higher education	99	100
Housing revenue	70	70
Investor-owned utilities	47	47
Infrastructure finance	45	45
Other public finance	118	118
Total U.S. public finance	3,119	3,271
Non-U.S. public finance:
Infrastructure finance	797	815
Renewable energy	265	271
Sovereign and sub-sovereign	43	45
Total non-U.S. public finance	1,105	1,131
Total public finance	4,224	4,402

U.S. structured finance:
RMBS	878	941
Consumer receivables	50	52
Insurance securitizations	40	40
Other structured finance	1	2
Total U.S. structured finance	969	1,035
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	969	1,035
Total BIG net par outstanding	$5,193	$5,437

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category (1)

	As of
	March 31,	December 31,
	2024	2023
BIG Category 1
U.S. public finance	$1,249	$1,257
Non-U.S. public finance	1,105	1,131
U.S. structured finance	17	22
Non-U.S. structured finance	—	—
Total BIG Category 1	2,371	2,410
BIG Category 2
U.S. public finance	926	926
Non-U.S. public finance	—	—
U.S. structured finance	61	63
Non-U.S. structured finance	—	—
Total BIG Category 2	987	989
BIG Category 3
U.S. public finance	944	1,088
Non-U.S. public finance	—	—
U.S. structured finance	891	950
Non-U.S. structured finance	—	—
Total BIG Category 3	1,835	2,038
BIG Total	$5,193	$5,437

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of March 31, 2024
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
ProMedica Healthcare Obligated Group, Ohio	$820	BB-
Puerto Rico Electric Power Authority	624	CCC
OU Health (Medicine), Oklahoma	253	BB+
Puerto Rico Highways & Transportation Authority	228	CCC
Jackson Water & Sewer System, Mississippi	157	BB
Puerto Rico Municipal Finance Agency	108	CCC
Stockton City, California	91	B
New Jersey City University	87	BB
Harrisburg Parking System, Pennsylvania	78	B
San Jacinto River Authority (GRP Project), Texas	59	BB+
Indiana University of Pennsylvania, Pennsylvania	56	CCC
Total U.S. public finance	2,561

Non-U.S. public finance:
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	529	B+
Q Energy - Phase III - FSL Issuer, S.A.U.	265	BB
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	121	BB+
Road Management Services PLC (A13 Highway)	111	B+
Total non-U.S. public finance	1,026
Total public finance	3,587

U.S. structured finance:
RMBS:
Option One 2007-FXD2	104	CCC	15.4%
Option One Mortgage Loan Trust 2007-HI1	97	CCC	21.6%
Argent Securities Inc. 2005-W4	93	CCC	12.2%
Nomura Asset Accept. Corp. 2007-1	56	CCC	15.1%
New Century 2005-A	50	CCC	12.1%
Total RMBS-U.S. structured finance	400

Total non-U.S. structured finance	—
Total structured finance	400

Total	$3,987

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of March 31, 2024
(dollars in millions)
50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$2,549	BBB
Pennsylvania (Commonwealth of)	2,193	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	1,640	BBB+
New York Power Authority	1,460	AA-
New York Metropolitan Transportation Authority	1,459	A-
Alameda Corridor Transportation Authority, California	1,359	BBB
North Texas Tollway Authority	1,309	A+
Lower Colorado River Authority	1,294	A
Foothill/Eastern Transportation Corridor Agency, California	1,259	BBB+
North Carolina Turnpike Authority	1,039	BBB
CommonSpirit Health, Illinois	1,000	A-
San Joaquin Hills Transportation, California	983	BBB
Yankee Stadium LLC New York City Industrial Development Authority	922	BBB
Illinois (State of)	909	BBB
Municipal Electric Authority of Georgia	902	BBB+
Philadelphia School District, Pennsylvania	891	A-
San Diego Family Housing, LLC	888	AA
Chicago Water, Illinois	864	BBB+
Montefiore Medical Center, New York	835	BBB-
Metropolitan Pier and Exposition Authority, Illinois	822	BBB-
ProMedica Healthcare Obligated Group, Ohio	820	BB-
JFK New Terminal One, New York	800	BBB-
Dade County Seaport, Florida	795	A-
Houston Airport System, Texas	784	A
Pittsburgh Water & Sewer, Pennsylvania	766	A-
California (State of)	757	AA-
Great Lakes Water Authority (Sewerage), Michigan	748	A-
Chicago Public Schools, Illinois	746	BBB-
Wisconsin (State of)	742	A
Tucson (City of), Arizona	719	A+
South Carolina Public Service Authority - Santee Cooper	711	BBB
Nassau County, New York	709	AA-
Massachusetts (Commonwealth of) Water Resources	704	AA
Central Florida Expressway Authority, Florida	698	A+
Anaheim (City of), California	678	A-
New York (City of), New York	676	AA-
Pennsylvania Turnpike Commission	670	A-
Clark County School District, Nevada	669	A-
Philadelphia (City of), Pennsylvania	653	A-
New York Transportation Development Corporation (LaGuardia Airport Terminal Redevelopment Project)	638	BBB-
Chicago (City of) Wastewater Transmission, Illinois	632	BBB+
Puerto Rico Electric Power Authority	624	CCC
Maine (State of)	621	A
Pittsburgh International Airport, Pennsylvania	617	A-
Private Transaction	598	BBB-
Mets Queens Ballpark	590	BBB
Chicago-O'Hare International Airport, Illinois	570	A-
Philadelphia Water & Wastewater, Pennsylvania	565	A
Palomar Health	558	BBB
Suffolk County, New York	547	BBB+
Total top 50 U.S. public finance exposures	$44,982
1) Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of March 31, 2024
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,100	AA
Private US Insurance Securitization	1,100	AA-
Private US Insurance Securitization	946	AA-
Private US Insurance Securitization	400	AA-
Private US Insurance Securitization	399	AA-
Private US Insurance Securitization	386	AA-
SLM Student Loan Trust 2007-A	152	AA
Private Middle Market CLO	129	AAA
Private US Insurance Securitization	124	AA
DB Master Finance LLC	104	BBB
Option One 2007-FXD2	103	CCC
CWABS 2007-4	101	BBB
Private Balloon Note Guarantee	100	A
Option One Mortgage Loan Trust 2007-Hl1	97	CCC
Argent Securities Inc. 2005-W4	93	CCC
Private Middle Market CLO	75	A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
Private Balloon Note Guarantee	60	BBB
Private Other Structured Finance Transaction	57	A-
Private Subscription Finance Transaction	57	A
Nomura Asset Accept. Corp. 2007-1	56	CCC
CWALT Alternative Loan Trust 2007-HY9	52	BBB+
New Century 2005-A	50	CCC
Private Balloon Note Guarantee	50	A
Private Other Structured Finance Transaction	48	A-
Total top 25 U.S. structured finance exposures	$5,902

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of March 31, 2024
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,392	BBB-
Thames Water Utilities Finance PLC	United Kingdom	2,095	BBB
Southern Gas Networks PLC	United Kingdom	2,054	BBB+
Dwr Cymru Financing Limited	United Kingdom	1,822	A-
Anglian Water Services Financing PLC	United Kingdom	1,723	A-
National Grid Gas PLC	United Kingdom	1,624	A-
Quebec Province	Canada	1,399	AA-
Channel Link Enterprises Finance PLC	France, United Kingdom	1,245	BBB
Yorkshire Water Services Finance Plc	United Kingdom	1,079	BBB
British Broadcasting Corporation (BBC)	United Kingdom	1,017	A+
Capital Hospitals (Issuer) PLC	United Kingdom	979	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	926	AAA
Aspire Defence Finance plc	United Kingdom	732	BBB+
National Grid Company PLC	United Kingdom	725	BBB+
Verdun Participations 2 S.A.S.	France	709	BBB-
Severn Trent Water Utilities Finance Plc	United Kingdom	653	BBB+
Envestra Limited	Australia	606	A-
Heathrow Funding Limited	United Kingdom	595	BBB
Wessex Water Services Finance Plc	United Kingdom	567	BBB+
United Utilities Water PLC	United Kingdom	565	A-
Campania Region - Healthcare receivable	Italy	563	BBB-
Private International Sub-Sovereign Transaction	United Kingdom	550	A+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	528	B+
University of Sussex	United Kingdom	528	BBB
South East Water	United Kingdom	520	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	506	BBB+
South West Water UK	United Kingdom	500	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	488	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	486	BBB-
Derby Healthcare PLC	United Kingdom	464	BBB
Sydney Airport Finance Company	Australia	457	BBB+
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	453	BBB
University of Essex, United Kingdom	United Kingdom	398	BBB+
International Infrastructure Pool	United Kingdom	373	AAA
International Infrastructure Pool	United Kingdom	373	AAA
International Infrastructure Pool	United Kingdom	373	AAA
South Lanarkshire Schools	United Kingdom	357	BBB
Western Power Distribution (South West) PLC	United Kingdom	337	BBB+
Sutton and East Surrey Water plc	United Kingdom	327	BBB
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	325	BBB-
Northumbrian Water PLC	United Kingdom	319	BBB+
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	319	BBB
Private International Sub-Sovereign Transaction	United Kingdom	314	A
Q Energy - Phase II - Pride Investments, S.A.	Spain	291	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	291	A+
Hypersol Solar Inversiones, S.A.U.	Spain	285	BBB
Bakethin Finance Plc	United Kingdom	284	A-
Western Power Distribution (South Wales) PLC	United Kingdom	284	BBB+
Portsmouth Water, United Kingdom	United Kingdom	280	BBB
Feria Muestrario Internacional de Valencia	Spain	276	BBB-
Total top 50 non-U.S. exposures		$35,356

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results
(dollars in millions)

	Three Months Ended
	March 31,
	2024	2023

Segment revenues	$1	$41
Segment expenses	—	42
Equity in earnings (losses) of investees	1	—
Segment adjusted operating income (loss) before income taxes	2	(1)
Less: Provision (benefit) for income taxes	1	—
Segment adjusted operating income (loss)	$1	$(1)

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended
	March 31,
	2024	2023

Total revenues	$5	$2

Expenses
Interest expense	25	23
Employee compensation and benefit expenses	10	9
Other operating expenses	12	16
Total expenses	47	48
Adjusted operating income (loss) before income taxes	(42)	(46)
Less: Provision (benefit) for income taxes	(5)	(2)
Adjusted operating income (loss)	$(37)	$(44)

Other

Assured Guaranty Ltd.
Other Results
(dollars in millions)

	Three Months Ended March 31, 2024
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	—	—	(2)	(2)
Fair value gains (losses) on FG VIEs	(3)	—	—	(3)
Fair value gains (losses) on CIVs	—	22	—	22
Other income (loss)	—	—	—	—
Total revenues	(4)	22	(2)	16
Expenses
Loss expense (benefit)	(3)	—	—	(3)
Interest expense	—	—	(2)	(2)
Total expenses	(3)	—	(2)	(5)
Equity in earnings (losses) of investees	—	(17)	—	(17)
Adjusted operating income (loss) before income taxes	(1)	5	—	4
Less: Provision (benefit) for income taxes	—	—	—	—
Less: Noncontrolling interests	—	4	—	4
Adjusted operating income (loss)	$(1)	$1	$—	$—

	Three Months Ended March 31, 2023
	FG VIEs	CIVs	Intersegment Eliminations and Reclassifications	Total Other
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(14)	3	(11)
Fair value gains (losses) on FG VIEs	(5)	—	—	(5)
Fair value gains (losses) on CIVs	—	58	—	58
Foreign exchange gains (losses) on remeasurement	—	(1)	—	(1)
Other income (loss)	—	(2)	—	(2)
Total revenues	(7)	41	1	35
Expenses
Loss expense (benefit)	(5)	—	—	(5)
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	3	3
Total expenses	(5)	—	1	(4)
Equity in earnings (losses) of investees	—	(28)	—	(28)
Adjusted operating income (loss) before income taxes	(2)	13	—	11
Less: Provision (benefit) for income taxes	—	(1)	—	(1)
Less: Noncontrolling interests	—	16	—	16
Adjusted operating income (loss)	$(2)	$(2)	$—	$(4)

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Three Months Ended March 31, 2024		Year Ended December 31,
			2023		2022		2021		2020
GAAP Summary Statements of Operations Data
Net earned premiums	$119		$344		$494		$414		$485
Net investment income	84		365		269		269		297
Total expenses	125		733		536		465		729
Income (loss) before income taxes	144		640		187		383		386
Net income (loss) attributable to AGL	109		739		124		389		362
Net income (loss) attributable to AGL per diluted share	1.89		12.30		1.92		5.23		4.19

GAAP Summary Balance Sheet Data
Total investments and cash	$9,002		$9,212		$8,472		$9,728		$10,000
Total assets	12,168		12,539		16,843		18,208		15,334
Unearned premium reserve	3,612		3,658		3,620		3,716		3,735
Loss and LAE reserve	307		376		296		869		1,088
Long-term debt	1,695		1,694		1,675		1,673		1,224
Shareholders’ equity attributable to AGL	5,629		5,713		5,064		6,292		6,643
Shareholders’ equity attributable to AGL per share	102.19		101.63		85.80		93.19		85.66

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$394,849		$397,636		$369,951		$367,360		$366,233
Gross debt service outstanding (end of period)	395,350		398,037		370,172		367,770		366,692
Net par outstanding (end of period)	248,144		249,153		233,258		236,392		234,153
Gross par outstanding (end of period)	248,626		249,535		233,438		236,765		234,571

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$393,710		$396,448		$366,883		$362,013		$360,392
Gross debt service outstanding (end of period)	394,211		396,849		367,103		362,423		360,852
Net par outstanding (end of period)	246,871		247,833		230,294		231,742		229,008
Gross par outstanding (end of period)	247,353		248,215		230,474		232,115		229,426

Claims-paying resources(2)
Policyholders' surplus	$4,807		$4,807		$5,155		$5,572		$5,077
Contingency reserve	1,312		1,296		1,202		1,225		1,557
Qualified statutory capital	6,119		6,103		6,357		6,797		6,634
Unearned premium reserve and net deferred ceding commission income	2,909		2,955		2,941		2,972		2,983
Loss and LAE reserves	139		145		165		167		202
Total policyholders' surplus and reserves	9,167		9,203		9,463		9,936		9,819
Present value of installment premium	966		1,062		955		883		858
CCS and standby line of credit	400		400		400		400		400
Total claims-paying resources	$10,533		$10,665		$10,818		$11,219		$11,077

Ratios:
Net exposure to qualified statutory capital	41	:1	41	:1	36	:1	34	:1	35	:1
Capital ratio	65	:1	66	:1	58	:1	53	:1	54	:1
Financial resources ratio	38	:1	37	:1	34	:1	32	:1	33	:1
Adjusted statutory net exposure to claims-paying resources	24	:1	24	:1	21	:1	21	:1	21	:1

Par and Debt Service Written (Financial Guaranty and Specialty)
Gross debt service written:
Public finance - U.S.	$5,772		$41,902		$36,954		$35,572		$33,596
Public finance - non-U.S.	—		3,286		756		1,890		1,860
Structured finance - U.S.	480		2,130		1,120		1,319		508
Structured finance - non-U.S.	356		3,084		551		431		254
Total gross debt service written	$6,608		$50,402		$39,381		$39,212		$36,218

Net debt service written	$6,508		$50,402		$39,381		$39,212		$35,965
Net par written	3,643		28,960		22,047		26,656		23,012
Gross par written	3,743		28,960		22,047		26,656		23,265
1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 16 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended March 31, 2024	Year Ended December 31,
		2023	2022	2021	2020
Total GWP	$61	$357	$360	$377	$454
Less: Installment GWP and other GAAP adjustments (2)	28	247	145	158	191
Upfront GWP	33	110	215	219	263
Plus: Installment premiums and other (3)	30	294	160	142	127
Total PVP	$63	$404	$375	$361	$390

PVP:
Public finance - U.S.	$43	$212	$257	$235	$292
Public finance - non-U.S.	1	83	68	79	82
Structured finance - U.S.	15	68	43	42	14
Structured finance - non-U.S.	4	41	7	5	2
Total PVP	$63	$404	$375	$361	$390

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$109	$739	$124	$389	$362
Less pre-tax adjustments:
Realized gains (losses) on investments	8	(14)	(56)	15	18
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	10	106	(18)	(64)	65
Fair value gains (losses) on CCS	(10)	(35)	24	(28)	(1)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(12)	51	(110)	(21)	42
Total pre-tax adjustments	(4)	108	(160)	(98)	124
Less tax effect on pre-tax adjustments	—	(17)	17	17	(18)
Adjusted operating income (loss)	$113	$648	$267	$470	$256

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$1.89	$12.30	$1.92	$5.23	$4.19
Less pre-tax adjustments:
Realized gains (losses) on investments	0.14	(0.23)	(0.87)	0.20	0.21
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.16	1.75	(0.27)	(0.85)	0.75
Fair value gains (losses) on CCS	(0.17)	(0.57)	0.37	(0.38)	(0.01)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.20)	0.84	(1.72)	(0.29)	0.49
Total pre-tax adjustments	(0.07)	1.79	(2.49)	(1.32)	1.44
Tax effect on pre-tax adjustments	—	(0.27)	0.27	0.23	(0.22)
Adjusted operating income (loss) per diluted share	$1.96	$10.78	$4.14	$6.32	$2.97

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    Includes the present value of future premiums and fees on new business paid in installments, discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The years 2023 and 2022 also includes the present value of future premiums and fees associated with other guaranties written by the Company that, under GAAP, are accounted for under Accounting Standards Codification (ASC) 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of March 31, 2024	As of December 31,
		2023	2022	2021	2020
Adjusted book value reconciliation:
Shareholders’ equity attributable to AGL	$5,629	$5,713	$5,064	$6,292	$6,643
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	44	34	(71)	(54)	9
Fair value gains (losses) on CCS	3	13	47	23	52
Unrealized gain (loss) on investment portfolio	(393)	(361)	(523)	404	611
Less taxes	43	37	68	(72)	(116)
Adjusted operating shareholders' equity	5,932	5,990	5,543	5,991	6,087
Pre-tax adjustments:
Less: Deferred acquisition costs	164	161	147	131	119
Plus: Net present value of estimated net future revenue	191	199	157	160	182
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,393	3,436	3,428	3,402	3,355
Plus taxes	(687)	(699)	(602)	(599)	(597)
Adjusted book value	$8,665	$8,765	$8,379	$8,823	$8,908

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(1), $(1), $(4), $(5), and $-))	$3	$5	$17	$32	$2
Adjusted book value (net of tax (provision) benefit of $1, $0, $(3), $(3), and $2)	$(3)	$—	$11	$23	$(8)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$102.19	$101.63	$85.80	$93.19	$85.66
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	0.79	0.61	(1.21)	(0.80)	0.12
Fair value gains (losses) on CCS	0.05	0.22	0.80	0.34	0.66
Unrealized gain (loss) on investment portfolio	(7.13)	(6.40)	(8.86)	5.99	7.89
Less taxes	0.79	0.66	1.15	(1.07)	(1.50)
Adjusted operating shareholders' equity per share	107.69	106.54	93.92	88.73	78.49
Pre-tax adjustments:
Less: Deferred acquisition costs	2.99	2.87	2.48	1.95	1.54
Plus: Net present value of estimated net future revenue	3.47	3.54	2.66	2.37	2.35
Plus: Net deferred premium reserve on financial guaranty contracts in excess of expected loss to be expensed	61.61	61.12	58.10	50.40	43.27
Plus taxes	(12.47)	(12.41)	(10.22)	(8.88)	(7.70)
Adjusted book value per share	$157.31	$155.92	$141.98	$130.67	$114.87

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	$0.06	$0.07	$0.28	$0.47	$0.03
Adjusted book value per share	$(0.05)	$—	$0.19	$0.34	$(0.10)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s non-U.S regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of non-U.S. infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s non-U.S. infrastructure business is conducted in the United Kingdom.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the U.S.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. These transactions often benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s non-U.S. renewable energy business is conducted in Spain.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. The Company has not entered into a pooled infrastructure transaction since 2006.

Structured Finance:
Insurance Securitizations are transactions, including life insurance transactions, where obligations are secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Subscription Finance Facilities are lending facilities provided to closed-end private market funds, most frequently private-equity funds. The facilities are secured by the uncalled capital commitments of the limited partners (LP) to the fund. The Company may guarantee new or existing facilities and on a single facility or portfolio basis. Assured Guaranty’s exposures are generally to facilities with characteristics that include a high-quality fund sponsor with strong historical performance, diverse LP base composed primarily of institutional LPs and experienced bank lenders.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH’s guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH’s leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former financial products business.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other U.S. and Non-U.S. Structured Finance Obligations categories above.

Specialty Business
The Company also guarantees specialty business with similar risk profiles to its structured finance exposures written in financial guaranty form. Specialty business includes, for example, excess-of-loss guarantees of minimum amount of billed rent on diversified portfolios of real estate properties, insurance securitizations and aircraft residual value insurance (RVI) transactions.

Non-GAAP Financial Measures

The Company discloses both: (i) financial measures determined in accordance with GAAP; and (ii) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include:
•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; and (4) PVP.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation, to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation, enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

4)     The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted to remove the effect of FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     The tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as Loss Mitigation Securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Director, Media Relations
(212) 408-6042
adurani@agltd.com